Exhibit 99.1

For Immediate Release

CONTACT:

Investors/Media:                                Investors:
Blaine Davis                                    Jonathan Neely
(484) 216-7158                                (484) 216-6645

Endo to Acquire Specialty Generics Company Boca Pharmacal

•	Unique Generics Product Portfolio, Attractive Pipeline, Builds On Qualitest’s Strength In Controlled Substances

•	Transaction Expected To Be Immediately Accretive To Endo’s Adjusted Diluted EPS

•	Transaction Reflects Endo’s Ongoing Transformation of Endo Into a Leading Specialty Healthcare Company

MALVERN, PA – August 28, 2013 -- Endo Health Solutions (NASDAQ: ENDP) today announced that its Qualitest subsidiary has reached a definitive agreement to acquire privately held Boca Pharmacal, a specialty generics company, for $225 million in cash. The transaction is expected to enhance the growth platform and pipeline for Endo’s Qualitest business and is consistent with Endo’s strategic transformation into a leading specialty healthcare company.

Boca Pharmacal is a specialty generics company that focuses on niche areas, commercializing and developing products in categories that include: controlled substances, semisolids, and solutions. Boca Pharmacal’s commercial footprint and R&D pipeline are a strong complement to Qualitest. The transaction is expected to be immediately accretive to Endo’s 2013 adjusted diluted earnings per share. On a stand-alone basis, Boca Pharmacal is expected to generate EBITDA of approximately $50 million in full year 2013. The deal is expected to close before the end of 2013, subject to standard regulatory requirements. The transaction will be financed with Endo’s current cash on hand.

Exhibit 99.1

“The acquisition of Boca Pharmacal is the first of several transactions we plan to execute as we transform Endo into a more focused specialty healthcare company with a lean operating model, able to deliver consistent earnings and revenue growth for our shareholders,” said Rajiv De Silva, president and CEO of Endo. “The acquisition is aligned with our current generics footprint and will meaningfully accelerate the growth of Qualitest in 2014. I believe that the revenue and earnings contribution of this transaction, combined with the unique commercial portfolio and strong pipeline of ANDAs, make this an ideal fit.”

About Endo:

Endo Health Solutions Inc. (Endo) is a U.S.-based specialty healthcare company with four distinct business segments that are focused on branded and generic pharmaceuticals, devices and services, each providing quality products to our customers while improving the lives of patients. Through our operating companies – AMS, Endo Pharmaceuticals, HealthTronics and Qualitest – Endo is dedicated to finding solutions for the unmet needs of patients. Learn more at www.endo.com.

About Boca Pharmacal:
Since its beginnings in 1998, Boca Pharmacal's mission has been to offer niche items that were overlooked by some of the larger generic companies as affordable alternatives to brand-named products.
Using multiple facilities across the globe, Boca Pharmacal has a broad reach and a reliable vertical structure that allows them to develop products that include tablets and capsules, semi-solids, solutions, and suspensions. They continue to invest in research and development to make sure they're providing their clients with a wide variety of offerings. The Boca Pharmacal product line is marketed to chains, wholesalers, distributors, managed markets and government agencies. Boca Pharmacal is located at 3550 NW 126th Avenue, Coral Springs, Florida, 33065. For more information, visit www.bocapharmacal.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "look forward," "intend," "guidance," "future" or similar expressions are forward-looking statements.  Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual

Exhibit 99.1

results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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